    As filed with the Securities and Exchange Commission on October 16, 1998

                                                      Registration No. 333-60767
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------


                                 POST-EFFECTIVE
                                AMENDMENT NO. 2
                                       TO
                                    FORM F-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------
                               DAIMLERCHRYSLER AG
                          as successor corporation to
                        DAIMLER-BENZ AKTIENGESELLSCHAFT
             (Exact name of Registrant as specified in its charter)
                          DAIMLERCHRYSLER CORPORATION
                (Translation of Registrant's name into English)

    FEDERAL REPUBLIC OF GERMANY                       3700                               98-0190736
  (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   incorporation or organization)         Classification Code Number)               Identification No.)

                            ------------------------
                                Epplestrasse 225
                                70567 Stuttgart
                                    Germany
                                011-49-711-17-0
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                         ------------------------------

                 Mr. Timotheus R. Pohl                                    Richard D. Houtman, Esq.
         Daimler-Benz North America Corporation                             Chrysler Corporation
                    375 Park Avenue                                         1000 Chrysler Drive
                New York, New York 10152                                Auburn Hills, Michigan 48326
                          USA                                                       USA
                     (212) 909-9700                                            (248) 512-5532

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

         J. Michael Schell, Esq.                   Dr. Siegfried Schwung                Paul H. Wilson, Jr., Esq.
         Margaret L. Wolff, Esq.              Daimler-Benz Aktiengesellschaft            Meredith M. Brown, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP             Epplestrasse 225                     Debevoise & Plimpton
            919 Third Avenue                          70567 Stuttgart                       875 Third Avenue
        New York, New York 10022                          Germany                       New York, New York 10022
                   USA                                011-49-711-17-0                              USA
             (212) 735-3000                                                                  (212) 909-6000

                         ------------------------------
    Approximate date of commencement of proposed sale to the public: With regard to each of the Daimler-Benz Exchange Offer, the Chrysler Merger and the Daimler-Benz Merger (as such terms are defined herein) as soon as practicable after this Registration Statement becomes effective and all the conditions to the consummation of the Daimler-Benz Exchange Offer, the Chrysler Merger and the Daimler-Benz Merger, respectively, have been met.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                              Amount         Proposed Maximum    Proposed Maximum         Amount
  Title of Each Class of Securities           to be         Offering Price Per  Aggregate Offering   of Registration
           to be Registered               Registered(1)          Share(2)            Price(2)             Fee(3)
Ordinary Shares, no par value.........     488,609,248            $91.53         $44,720,749,644      $13,192,621.15

(1) Consists of (i) 430,390,545 DaimlerChrysler Ordinary Shares to be issued in the Chrysler Merger and pursuant to certain Chrysler Stock plans (based on the U.S. Exchange Ratio of .6235), (ii) 46,774,962 DaimlerChrysler Ordinary Shares to be issued upon the exchange or conversion of Daimler-Benz Ordinary Shares held by U.S. persons (as such term is defined in Rule 902(a) of Regulation S) in the Daimler-Benz Exchange Offer and Daimler-Benz Merger (based on an exchange ratio of 1.005), and (iii) 11,443,741 DaimlerChrysler Ordinary Shares to be issued upon the exchange or conversion of Daimler-Benz American Depositary Shares in the Daimler-Benz Exchange Offer and the Daimler-Benz Merger (based on an exchange ratio of 1.005).

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) and Rule 457(c) on the sum of (i) the product of (a) $56.50 (the average of the high and low prices of Chrysler Common Stock on August 4, 1998) times (b) 690,281,547 (the number of shares of Chrysler Common Stock outstanding plus those reserved for issuance pursuant to certain Chrysler stock plans on July 31, 1998), plus (ii) the product of (a) $99.01 (the average of the high and low prices for the Daimler-Benz Ordinary Shares on the Frankfurt Stock Exchange on August 4, 1998 converted to dollars at the Noon Buying Rate of 1.7802 on such date) times (b) 46,542,251 (the number of Daimler-Benz Ordinary Shares held by U.S. Persons to be exchanged or converted into DaimlerChrysler Ordinary Shares in the Daimler-Benz Exchange Offer and the Daimler-Benz Merger), plus (iii) the product of (a) $97.63 (the average of the high and low prices for Daimler-Benz American Depositary Shares on August 4, 1998 on the New York Stock Exchange Composite
    Tape) times (b) 11,386,807 (the number of Daimler-Benz American Depositary Shares outstanding on August 4, 1998).

(3)   Previously paid.
                         ------------------------------
    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

    Members of the DaimlerChrysler Supervisory Board and the DaimlerChrysler Management Board and officers of DaimlerChrysler AG will be covered by customary liability insurance, including insurance against liabilities under the Securities Act.

Item 21. Exhibits and Financial Statements Schedules.


Exhibit Number                                         Description of Documents
-----------------  -------------------------------------------------------------------------------------------------

          2.1      Business Combination Agreement, dated as of May 7, 1998, among Chrysler, Daimler-Benz and
                   DaimlerChrysler AG (Included as Annex A to the Offering Circular--Prospectus).**

          3.1      English Translation of Memorandum and Articles of Association (SATZUNG) of DaimlerChrysler AG
                   (Included as Annex D to the Offering Circular--Prospectus).

          4.1      Specimen Certificate of DaimlerChrysler Ordinary Shares (Bilingual German and English).*

          5.1      Opinion of the legal department of Daimler-Benz as to the validity of the DaimlerChrysler
                   Ordinary Shares.***

          8.1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters.***

          8.2      Opinion of Debevoise & Plimpton as to certain tax matters.***

         10.1      Stockholder Agreement, dated as of May 7, 1998, among Chrysler, Daimler-Benz, Tracinda and Kirk
                   Kerkorian (Incorporated by reference to Chrysler's Current Report on Form 8-K dated May 7, 1998).

         11.1      Computation of Pro forma Combined Earnings (loss) Per Share.***

         23.1      Consent of the legal department of Daimler-Benz (to be included in Exhibit 5.1).***

         23.2      Consent of Skadden, Arps, Slate, Meagher & Flom LLP (to be included in Exhibit 8.1).***

         23.3      Consent of Debevoise & Plimpton (to be included in Exhibit 8.2).***

         23.4      Consent of KPMG Deutsche Treuhand-Gesellschaft AG.*

         23.5      Consent of Deloitte & Touche LLP.*

         23.6      Letter from Deloitte & Touche LLP regarding unaudited interim financial information.*

         23.7      Consent of Credit Suisse First Boston Corporation.*

         23.8      Consent of Goldman, Sachs & Co. oHG*

         24.1      Powers of Attorney (included on signature pages).***

         99.1      Opinion of Credit Suisse First Boston Corporation (Included as Annex B to the Offering
                   Circular--Prospectus).

Exhibit Number                                         Description of Documents
-----------------  -------------------------------------------------------------------------------------------------
         99.2      Opinion of Goldman, Sachs & Co. oHG (Included as Annex C to the Offering Circular-- Prospectus).

         99.3      Certificate of Incorporation of Chrysler, as amended and restated and in effect on May 21, 1987
                   (Incorporated by reference to Chrysler's Annual Report on Form 10-K for the fiscal year ended
                   December 31, 1994).

         99.4      Certificate of Amendment of Certificate of Incorporation of Chrysler, dated May 19, 1994, as in effect on May 20, 1994 (Incorporated by reference to Chrysler's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

         99.5      By-Laws of Chrysler, as amended as of February 8, 1996 (Incorporated by reference to Chrysler's
                   Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996).

         99.6      Form of Proxy for the Chrysler Special Meeting.***

------------------------

*  Filed herewith.

** Schedules to the Combination Agreement have been omitted in accordance with
    Item 601(b)(2) of Regulation S-K and a summary of such schedules is provided in lieu thereof. The registrant undertakes to furnish supplementally to the Commission copies of any omitted schedule on the request of the Commission.


*** Previously filed.


Item 22. Undertakings

    The undersigned registrant hereby undertakes:

    (a) (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    (4) to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X under the Securities Act of 1933 at the start of any delayed offering or throughout a continuous offering;

    (b) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13
(a) or 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15
(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial BONA FIDE offering thereof;

    (c) (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

    (2) every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering as such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (d) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue;

    (e) (1) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and
(2) to arrange or provide for a facility in the United States for the purpose of responding to such requests; and

    (f) to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stuttgart, Germany on the 16th day of October, 1998.



  DAIMLER-BENZ AKTIENGESELLSCHAFT                  DAIMLERCHRYSLER AG

  By:            /s/ DR. MANFRED GENTZ             By:          /s/ DR. THOMAS SONNENBERG
        ----------------------------------------         ----------------------------------------
                     Manfred Gentz                                Dr. Thomas Sonnenberg
           Member of the Board of Management                Member of the Board of Management
                Chief Financial Officer

  By:            /s/ DR. ECKHARD CORDES
        ----------------------------------------
                   Dr. Eckhard Cordes
           Member of the Board of Management

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated, on the 16th day of October, 1998.



          Signature                        Title
------------------------------  ---------------------------
              *                 Chairman of the Board of
------------------------------    Management
      Jurgen E. Schrempp          (Chief Executive Officer)

              *                 Member of the Board of
------------------------------    Management
     Dr. Manfred Bischoff

    /s/ DR. ECKHARD CORDES      Member of the Board of
------------------------------    Management
      Dr. Eckhard Cordes

    /s/ DR. MANFRED GENTZ       Member of the Board of
------------------------------    Management
      Dr. Manfred Gentz           (Chief Financial Officer)

              *                 Member of the Board of
------------------------------    Management
        Jurgen Hubbert

              *                 Member of the Board of
------------------------------    Management
       Dr. Kurt J. Lauk

              *                 Member of the Board of
------------------------------    Management
      Dr. Klaus Mangold

              *                 Member of the Board of
------------------------------    Management
      Heiner Tropitzsch

              *                 Member of the Board of
------------------------------    Management
    Klaus-Dieter Vohringer

              *                 Member of the Board of
------------------------------    Management
      Dr. Dieter Zetsche

   /s/ DR. HANS-GEORG BRUNS     Principal Accounting
------------------------------    Officer
     Dr. Hans-Georg Bruns

      REPRESENTATIVE OF         Authorized Representative
    DAIMLERCHRYSLER AG AND        in the United States
         DAIMLER-BENZ
      AKTIENGESELLSCHAFT

           *
           --------------------------------------
           Timotheus R. Pohl
By:        Authorized Signatory

------------------------

           /s/ DR. MANFRED GENTZ
           --------------------------------------
           Dr. Manfred Gentz
           Attorney-in-fact
*By:

           /s/ DR. ECKHARD CORDES
           --------------------------------------
           Dr. Eckhard Cordes
           Attorney-in-fact
By:

                                 Exhibit Index


Exhibit Number                                         Description of Documents
-----------------  -------------------------------------------------------------------------------------------------

          2.1      Business Combination Agreement, dated as of May 7, 1998, among Chrysler, Daimler-Benz and
                   DaimlerChrysler AG (Included as Annex A to the Proxy Statement/Prospectus).**

          3.1      English Translation of Memorandum and Articles of Association (SATZUNG) of DaimlerChrysler AG
                   (Included as Annex D to the Proxy Statement/Prospectus).

          4.1      Specimen Certificate of DaimlerChrysler Ordinary Shares (Bilingual German and English).*

          5.1      Opinion of the legal department of Daimler-Benz as to the validity of the DaimlerChrysler
                   Ordinary Shares.***

          8.1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters.***

          8.2      Opinion of Debevoise & Plimpton as to certain tax matters.***

         10.1      Stockholder Agreement, dated as of May 7, 1998, among Chrysler, Daimler-Benz, Tracinda and Kirk
                   Kerkorian (Incorporated by reference to Chrysler's Current Report on Form 8-K dated May 7, 1998).

         11.1      Computation of Pro forma Combined Earnings (loss) Per Share.***

         23.1      Consent of the legal department of Daimler-Benz (to be included in Exhibit 5.1).***

         23.2      Consent of Skadden, Arps, Slate, Meagher & Flom LLP (to be included in Exhibit 8.1).***

         23.3      Consent of Debevoise & Plimpton (to be included in Exhibit 8.2).***

         23.4      Consent of KPMG Deutsche Treuhand-Gesellschaft AG.*

         23.5      Consent of Deloitte & Touche LLP.*

         23.6      Letter from Deloitte & Touche LLP regarding unaudited interim financial information.*

         23.7      Consent of Credit Suisse First Boston Corporation.*

         23.8      Consent of Goldman, Sachs & Co. oHG*

         24.1      Powers of Attorney (included on signature pages).***

         99.1      Opinion of Credit Suisse First Boston Corporation (Included as Annex B to the Offering
                   Circular--Prospectus).

         99.2      Opinion of Goldman, Sachs & Co. oHG (Included as Annex C to the Offering Circular-- Prospectus).

         99.3      Certificate of Incorporation of Chrysler, as amended and restated and in effect on May 21, 1987
                   (Incorporated by reference to Chrysler's Annual Report on Form 10-K for the fiscal year ended
                   December 31, 1994).

         99.4      Certificate of Amendment of Certificate of Incorporation of Chrysler, dated May 19, 1994, as in effect on May 20, 1994 (Incorporated by reference to Chrysler's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

         99.5      By-Laws of Chrysler, as amended as of February 8, 1996 (Incorporated by reference to Chrysler's
                   Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996).

         99.6      Form of Proxy for the Chrysler Special Meeting.***


------------------------

*  Filed herewith.

** Schedules to the Combination Agreement have been omitted in accordance with
    Item 601(b)(2) of Regulation S-K and a summary of such schedules is provided in lieu thereof. The registrant undertakes to furnish supplementally to the Commission copies of any omitted schedule on the request of the Commission.


*** Previously filed.